UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2010

CHATTEM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

0-05905	62-0156300
(Commission File Number)	(IRS Employer Identification No.)

1715 West 38th Street, Chattanooga, Tennessee	37409
(Address of Principal Executive Offices)	(Zip Code)

(423) 821-4571
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed, on November 16, 2006, Chattem, Inc., a Tennessee corporation (“Chattem”), entered into a warrant transaction (“2006 Warrant Transaction”) with Merrill Lynch International (“MLI”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS” and, together with MLI, the “Counterparties”). Under the terms of the 2006 Warrant Transaction, MLI acquired from Chattem warrants to purchase up to 2,121,607 shares of Chattem’s common stock, without par value (the “Common Stock”), from Chattem at an exercise price of $74.82 per share. The warrants were to become exercisable beginning on February 13, 2014 with settlement to be made through the delivery by Chattem of shares of Common Stock on a net share settlement basis.

As also previously disclosed, on April 10, 2007, Chattem entered into an additional warrant transaction (the “2007 Warrant Transaction”) with the Counterparties. Under the terms of the 2007 Warrant Transaction, MLI acquired from Chattem warrants to purchase up to 1,366,171 shares of Common Stock from Chattem at an exercise price of $94.45 per share. The warrants were to become exercisable beginning on August 1, 2014 with settlement to be made through the delivery by Chattem of shares of Common Stock on a net share settlement basis.

As also previously disclosed, on December 4, 2008, Chattem entered into an option transaction with the Counterparties (the “Option Transaction” and, together with the 2006 Warrant Transaction and the 2007 Warrant Transaction, the “Derivatives Transactions”). Under the terms of the Option Transaction, Chattem acquired from the Counterparties options to purchase 439,622 shares of Common Stock from the Counterparties at an exercise price of $58.92 per share. The options were to become exercisable beginning on October 21, 2013 with settlement to be made through the delivery by MLI of shares of Common Stock on a net share settlement basis.

In connection with the previously-disclosed Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 20, 2009, among Chattem, sanofi-aventis, a French société anonyme (“Parent”), and River Acquisition Corp., a Tennessee corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), Chattem, Parent and the Counterparties entered into a termination agreement providing for an early termination of the Derivatives Transactions (the “Derivatives Termination”), effective as of such time as (1) Parent, Merger Sub or any of their affiliates shall have accepted for payment, at a purchase price of $93.50 per Share, at least a majority of the Shares (as defined in Item 5.01 below) calculated on a fully-diluted basis (as defined in the Merger Agreement) pursuant to and in accordance with the terms of the Offer (as defined in Item 5.01 below), (2) a “fundamental change” shall have occurred in respect of each of the 2013 Notes and the 2014 Notes and (3) Chattem shall have received from Parent or its affiliates funds sufficient to pay the termination amount in full, in accordance with the terms of the Merger Agreement. The Derivatives Termination became effective on February 9, 2010. As consideration for the Derivatives Termination, Chattem paid $89,000,000 to MLI.

Also in connection with the Merger Agreement, Chattem has (1) elected to (a) redeem all of its 7% Senior Subordinated Notes due 2014 (the “Senior Subordinated Notes”) on March 11, 2010, the redemption date, and instructed U.S. Bank, National Association, as trustee, to provide holders of the Senior Subordinated Notes with a notice of redemption in accordance with the terms of the Indenture (the “Senior Subordinated Note Indenture”) dated as of February 26, 2004 among Chattem, its domestic subsidiaries and SouthTrust Bank, as trustee, relating to the Senior Subordinated Notes, as amended by the First Amendment to and Supplemental Indenture, dated July 25, 2006, among Chattem, its domestic subsidiaries and U.S. Bank, National Association, as successor trustee and (b) satisfied and discharged the Senior Subordinated Note Indenture and (2) terminated the Credit Agreement, dated as of February 26, 2004, as subsequently amended and/or restated, among Chattem, its domestic subsidiaries, the Lenders (as defined therein) and Bank of America, N.A., as agent for the Lenders.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The consummation of the Offer on February 9, 2010 (the “Fundamental Change Effective Date”) constituted a “Fundamental Change” under the Indentures (the “Indentures”) relating to Chattem’s 2% Convertible Senior Notes due 2013 and 1.625% Convertible Senior Notes due 2014 (together, the “Convertible Senior Notes”). As a result, holders of the Convertible Senior Notes have the right (1) to require Chattem to repurchase their Convertible Senior Notes at their principal amount plus accrued and unpaid interest on a date specified by Chattem (the “Fundamental Change Purchase Date”) or (2) to convert their Convertible Senior Notes pursuant to the applicable Indenture for cash at the then applicable conversion rate under the applicable Indenture, as may be adjusted under the applicable Indenture. Chattem has designated the 45th day after the Fundamental Change Effective Date as the Fundamental Change Purchase Date. Assuming that each holder of Convertible Senior Notes elected to convert its Convertible Senior Notes, Chattem would be obligated to make aggregate payments of approximately $297.8 million. On February 9, 2010, Chattem issued a press release announcing the Fundamental Change, which press release is attached hereto as Exhibit 4.1.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 11, 2010, Chattem informed NASDAQ that, as a result of the resignation and appointment of certain directors in accordance with the terms of the Merger Agreement, as described in Item 5.02 below, Chattem is no longer in compliance with NASDAQ Listing Rule 5605(c) (“Rule 5605(c)”) which requires that the audit committee of Chattem’s Board of Directors (the “Board”) be composed of at least three independent directors. As a result of the actions described in Item 5.02 below, there are only two independent members of the Board. Each of the independent directors serves on Chattem’s audit committee. If the Merger (as defined in Item 5.01 below) does not occur, Chattem will take the necessary steps to appoint an additional independent director to the Board and to Chattem’s audit committee in order to comply with Rule 5605(c).

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure contained in Item 5.01 below is incorporated herein by reference. The Top-Up Option Shares (as defined in Item 5.01 below) issued to Aventis (as defined in Item 5.01 below) pursuant to the Top-Up Option (as defined in Item 5.01 below) were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 5.01.	Changes in Control of Registrant.

In the Merger Agreement, among other things, Merger Sub agreed to commence a cash tender offer (the “Offer”) to acquire all of Chattem’s outstanding shares of Common Stock, together with the associated rights to purchase the Series A Junior Participating Preferred Stock of Chattem issued under the Rights Agreement, dated as of January 27, 2000, between Chattem and SunTrust Bank, Atlanta, as rights agent, as amended (together with the Common Stock, the “Shares”), for $93.50 per Share payable net to the seller in cash, without interest and less any required withholding taxes (the “Offer Price”). On January 11, 2010, Merger Sub commenced the Offer on the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal attached as exhibits to the Tender Offer Statement on Schedule TO filed with the Securities Exchange Commission (“SEC”) by Parent, Merger Sub and certain of their affiliates on January 11, 2010, as amended or supplemented from time to time.

On February 9, 2010, Parent announced the successful completion of the Offer. According to Computershare Trust Company, N.A., the depositary for the Offer, at 12:00 midnight, New York City time, on Monday, February 8, 2010, a total of approximately 18,611,072 Shares (including approximately 2,853,283 Shares subject to guarantees of delivery) were validly tendered and not validly withdrawn in the Offer. These Shares represent approximately 89.8% of the total Shares on a fully-diluted basis (as defined in the Merger Agreement). On February 9, 2010, Merger Sub accepted for payment all such Shares validly tendered and not validly withdrawn. The aggregate purchase price for such Shares paid by Parent and Merger Sub was approximately $1.47 billion, plus related transaction fees. Parent funded the acquisition from existing cash balances and cash equivalents.

Following the acceptance of the Shares validly tendered and not validly withdrawn in the Offer (excluding the shares subject to guarantees of delivery), Parent, Merger Sub and their affiliates owned approximately 76.1% of the total Shares on a fully-diluted basis (as defined in the Merger Agreement). As a result of such acceptance of Shares in the Offer, a change in control of Chattem occurred.

In the Merger Agreement, Chattem granted an irrevocable option to Parent to purchase newly-issued Shares directly from Chattem (the “Top-Up Option”). In accordance with the provisions of the Merger Agreement, Parent assigned the Top-Up Option to its indirect wholly-owned subsidiary, Aventis Inc., a Pennsylvania corporation (“Aventis”).

Subsequent to the acceptance of Shares in the Offer, on February 9, 2010, Aventis exercised the Top-Up Option. Aventis purchased 28,864,905 newly issued Shares (the “Top-Up Option Shares”) at the Offer Price per Share and paid the purchase price by issuing a promissory note to Chattem in the amount of $2,698,868,617.50. After exercising the Top-Up Option, Aventis transferred the Top-Up Shares to Merger Sub. Subsequent to the exercise of the Top-Up Option, Parent, Merger Sub, Aventis and their affiliates have an aggregate ownership of over 90% of the total Shares on a fully-diluted basis (as defined in the Merger Agreement).

Parent intends to complete its acquisition of Chattem by effecting a short form merger in accordance with the provisions of the Tennessee Business Corporation Act whereby Merger Sub will merge with and into Chattem, with Chattem surviving the merger (the “Merger”). Each Share that is issued and outstanding and that has not been accepted for payment pursuant to the Offer (other than any Shares owned by Chattem, Parent or any Subsidiary of Parent, including Merger Sub, all of which will be cancelled and any Shares owned by any Subsidiary of Chattem, all of which will remain outstanding, with appropriate adjustment to the number thereof to preserve such Subsidiary’s relative ownership percentage in Chattem) will, at the effective time of the Merger, be cancelled and converted into the right to receive $93.50 per Share, net in cash, without interest and less any required withholding taxes. Following the Merger, the Shares will no longer be listed on the NASDAQ Global Select Market.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Section 1.4(a) of the Merger Agreement provides that, promptly upon the acceptance for payment of Shares by Parent or Merger Sub or any of their affiliates pursuant to the Offer, Parent shall be entitled to designate four directors, to serve on the Board. On February 9, 2010, pursuant to the terms of the Merger Agreement, the following directors of Chattem resigned from the Board: Ruth W. Brinkley, Samuel E. Allen, Bill W. Stacy and Philip H. Sanford. In addition, on February 9, 2010, the following designees of Parent (the “Parent Designees”) were appointed to the Board: Hanspeter Spek, Gregory Irace, Laurent Gilhodes and Hans Regenauer. Mr. Gilhodes was appointed as a member of the class of directors whose terms are set to expire in 2010. Messrs. Spek, Irace and Regenauer were appointed as members of the class of directors whose terms are set to expire in 2011.

Messrs. Irace and Spek have been appointed as members of Chattem’s compensation committee. Mr. Gary D. Chazen was appointed as a member of Chattem’s audit committee.

Chattem is not aware of any relationships or transactions in which any of the Parent Designees has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

Each of the Parent Designees has waived all cash and equity compensation to which he is entitled in connection with his service on the Board.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, and as previously disclosed, Chattem agreed to amend its Amended and Restated Bylaws, as amended (the “Bylaws”), effective upon Parent’s request but no sooner than the consummation of the Offer. On February 9, 2010, after accepting Shares for payment pursuant to the Offer, Parent requested that the amendment to the Bylaws (the “Amendment”) become effective and the Amendment was adopted by the Board.

The Amendment (i) fixes the size the Board at eight directors, (ii) changes the voting requirements such that any act of the Board requires the affirmative vote of at least a majority of the directors constituting the entire Board and (iii) changes the quorum requirements such that at least 50% of the directors present for the purposes of determining a quorum at any meeting of the Board or any committee thereof must be Parent’s designees.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

3.1	Amendment to Chattem, Inc.’s Amended and Restated Bylaws, as amended.

4.1	Press release, dated February 9, 2010, regarding a fundamental change under the indentures related to Chattem’s Convertible Senior Notes.

NOTICES

Statement on Cautionary Factors

This Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Examples of forward-looking statements in this Form 8-K include references to our announced transaction with sanofi-aventis. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to, the risk factors disclosed in our Annual Report on Form 10-K for the year ended November 30, 2009, as added or revised by our subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors” and unexpected delays or impediments to the announced transaction with sanofi-aventis. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of these in light of new information or future events.

Descriptions of the Merger Agreement

The descriptions of the Merger Agreement contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Chattem’s Current Report on Form 8-K filed on December 23, 2009. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, Chattem. Shareholders of Chattem and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Chattem, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Chattem acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATTEM, INC.

By:	/s/ Theodore K. Whitfield, Jr.
Name:	Theodore K. Whitfield, Jr.
Title:	Vice President, General Counsel and Secretary

Dated: February 12, 2010

Exhibit Index

Exhibit No.	Exhibit

3.1	Amendment to Chattem, Inc.’s Amended and Restated Bylaws, as amended.

4.1	Press release, dated February 9, 2010, regarding a fundamental change under the indentures related to Chattem’s Convertible Senior Notes.